SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

     [ ]     Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]     Definitive Proxy Statement

     [ ]     Definitive Additional Materials

     [ ]     Soliciting Material under Rule 14a-12

                              HOLLYWOOD MEDIA CORP.
                (Name of Registrant as specified in its charter)

      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

     [X]     No fee required

     [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

             (1) Title of each class of securities to which transaction applies:

             (2) Aggregate number of securities to which transaction applies:

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

             (4)     Proposed maximum aggregate value of transaction:

             (5)     Total fee paid:

     [ ]     Fee paid previously with preliminary materials.

     [ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)     Amount Previously Paid:

             (2)     Form, Schedule or Registration Statement No.:

             (3)     Filing Party:

             (4)     Date Filed:

                             [HOLLYWOOD MEDIA LOGO]

                                        April 29, 2005
Dear Fellow Shareholders:

     We invite you to attend our 2005 ANNUAL MEETING OF SHAREHOLDERS OF HOLLYWOOD MEDIA CORP. The meeting will be held at 10:00 a.m. on Thursday, June 16, 2005, at 2255 Glades Road, CONFERENCE ROOM 228W, Boca Raton, Florida 33431.

     At the meeting you will be asked to vote on the election of six directors nominated by our Board of Directors. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe in further detail the matters to be presented at the Annual Meeting.

     Shareholders of record at the close of business on April 22, 2005 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card.

                                        Sincerely,

                                        /s/ Mitchell Rubenstein

                                        Mitchell Rubenstein
                                        Chairman and Chief Executive Officer

                              HOLLYWOOD MEDIA CORP.
                                2255 Glades Road
                            Boca Raton, Florida 33431

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Meeting Date:   June 16, 2005
Meeting Time:   10:00 a.m.
Meeting Place:  2255 Glades Road, Conference Room 228W
                Boca Raton, Florida  33431

     Notice is hereby given that an Annual Meeting of Shareholders of Hollywood Media Corp. will be held for the following purposes:

     1. To consider and vote upon the election of six directors nominated by Hollywood Media's Board of Directors; and

     2. Such other business as properly may be presented at the annual meeting or any adjournments or postponements thereof.

     You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, to ensure that your shares are represented at the meeting please sign, date and return the accompanying proxy card. If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card. Your proxy may be revoked at any time before it is voted. Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the annual meeting.

                                        By Order of the Board of Directors

                                        Laurie S. Silvers
                                        President and Secretary

Boca Raton, Florida
April 29, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                TABLE OF CONTENTS

                                                                                              Page:
                                                                                              -----
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING.............................................     1

SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNERS AND
     MANAGEMENT AND RELATED STOCKHOLDER MATTERS............................................     2

THE MEETING................................................................................     5
    General................................................................................     5
    Matters To Be Considered At The Meeting ...............................................     5
    Record Date; Quorum; Voting At The Meeting.............................................     5
    Proxies................................................................................     6
    Conduct of the Meeting ................................................................     7
    Contact Information; Communications to the Board ......................................     7

ELECTION OF DIRECTORS (PROPOSAL NO. 1).....................................................     7
     Size of Board; Majority of Independent Directors......................................     7
     Nominees and Members of the Board of Directors........................................     8
     Board Attendance at Annual Meeting....................................................    10
     Meetings of the Board of Directors of Hollywood Media.................................    10
     Committees of the Board of Directors of Hollywood Media; Independent Directors........    10
     Director Nomination Process...........................................................    11
     Compliance with Section 16(a) of the Securities Exchange Act of 1934..................    12
     Code of Ethics........................................................................    12

EXECUTIVE OFFICERS.........................................................................    13

EXECUTIVE COMPENSATION.....................................................................    14
     Summary Compensation Table............................................................    14
     Employment Agreements with Named Executive Officers...................................    15
     Option Grants in Last Fiscal Year.....................................................    17
     Stock Option Exercises During 2004 and Stock Options Held at End of 2004..............    17
     Compensation of Directors.............................................................    17
     Compensation Committee Interlocks and Insider Participation...........................    18
     Report of the Compensation Committee on Executive Compensation........................    18
     Performance Graph.....................................................................    21

AUDIT MATTERS..............................................................................    22
     Report of the Audit Committee.........................................................    22
     Independent Registered Public Accounting Firm's Fees and Services.....................    23
     Audit Committee Pre-Approval Policies and Procedures..................................    23
     Appointment of Independent Registered Public Accounting Firm; Attendance at Meeting...    24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................    24

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS.................................................    26

OTHER MATTERS..............................................................................    27

ANNUAL REPORT..............................................................................    27

                       2005 ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:   WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to vote in favor of the election of six directors nominated by our Board of Directors.

     HOLLYWOOD MEDIA'S BOARD OF DIRECTORS HAS APPROVED THESE NOMINEES AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE NOMINEES.

Q:   WHEN IS THE ANNUAL MEETING AND WHERE IS IT BEING HELD?

A: The annual meeting will be held on June 16, 2005 at 10:00 a.m., local time, at 2255 Glades Road, CONFERENCE ROOM 228W, Boca Raton, Florida 33431.

Q:   WHO IS ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING?

A: Only shareholders of record at the close of business on the Record Date, April 22, 2005, are entitled to receive notice of the annual meeting and to vote shares of Hollywood Media common stock that they held on the Record Date at the annual meeting or any postponements or adjournments of the annual meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Q:   WHO CAN ATTEND THE MEETING?

A: All shareholders as of the Record Date, April 22, 2005, or their duly appointed proxies may attend the annual meeting. However, please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and a proper proxy from the institution that holds such shares granting you authority to vote the shares at the meeting.

Q:   WHAT SHOULD I DO NOW?

A: You should mail your signed proxy card in the enclosed postage paid envelope as soon as possible, so that your shares will be represented at the annual meeting.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN A SIGNED PROXY CARD?

A: Yes. You can change your vote in one of the following ways at any time before your proxy is voted at the annual meeting. First, you can revoke your proxy by delivering a written notice to the Secretary of Hollywood Media prior to the time it is exercised. Second, you can submit a new, later dated proxy card prior to the time the initial proxy is exercised. Third, you can attend the annual meeting and vote in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                         AND RELATED STOCKHOLDER MATTERS

     The following table sets forth certain information regarding the beneficial ownership of the common stock of Hollywood Media as of the Record Date (or other date as indicated in the footnotes below) by (1) each person known to beneficially own more than 5% of the outstanding shares of the common stock, (2) each director and director nominee of Hollywood Media, (3) Hollywood Media's Chief Executive Officer and each of its other executive officers whose total annualized salary and bonus in 2004 was $100,000 or more (the "Named Executive Officers") and (4) all directors and executive officers of Hollywood Media as a group.

   NAME AND ADDRESS                                NUMBER OF SHARES        PERCENT OF CLASS
 OF BENEFICIAL OWNER (1)                         BENEFICIALLY OWNED (2)           (2)
---------------------------------------------    ----------------------    ----------------
Wellington Management Company, LLP                   2,202,023  (3)               6.97%

Mitchell Rubenstein and Laurie S. Silvers            2,144,065  (4)               6.59%

Coghill Capital Management, L.L.C.                   2,134,427  (5)               6.75%

Vanguard Explorer Fund                               1,825,023  (6)               5.77%

S.A.C. Capital Advisors, LLC                         1,811,657  (7)               5.73%

Granite Capital, L.L.C. and
Granum Capital Management, L.L.C.                    1,612,000  (8)               5.10%

Deborah J. Simon                                        82,347  (9)                  *

Harry T. Hoffman                                        61,216 (10)                  *

Robert E. McAllan                                       59,600 (11)                  *

Nicholas G. Hall                                        66,252 (12)                  *

Scott Gomez                                             11,134 (13)                  *

Ira A. Rosenberg                                         1,000                       *

All  directors  and  executive   officers  of
Hollywood Media as a group (7 persons)               2,424,616 (14)               7.40%

-------------
*    Less than 1%

(1) Except as otherwise noted in the footnotes below, the address of each beneficial owner is in care of Hollywood Media Corp., 2255 Glades Road, Boca Raton, Florida 33431.

(2) For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person's or group's ownership is deemed to include any shares of common stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Hollywood Media had 31,615,303 outstanding shares of common stock as of the Record Date (April 22, 2005).

(3) Based on a Schedule 13G filed with the SEC on February 14, 2005, Wellington Management Company, LLP in its capacity as investment adviser has shared voting power with respect to 469,100 shares of common stock and shared dispositive power with respect to 2,302,023 shares of common stock beneficially owned by its clients, which clients include Vanguard Explorer Fund (see footnote (6) below). The business address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(4) Mr. Rubenstein and Ms. Silvers beneficially own a combined aggregate of 1,239,039 outstanding shares of common stock, 854,448 shares of common stock issuable pursuant to exercisable stock options, and 50,578 shares of common stock issuable pursuant to warrants. With the exception of 702,783 shares which are owned by Mitchell Rubenstein individually (including 6,856 shares held for his account in Hollywood Media's 401(k) plan) and 456,856 shares which are owned individually by Laurie S. Silvers, his wife (including 6,856 shares held for her account in Hollywood Media's 401(k) plan), all other outstanding shares are held by Mr. Rubenstein and Ms. Silvers jointly as tenants by the entireties.

(5) Based on a Schedule 13G filed with the SEC on February 10, 2005, Coghill Capital Management, L.L.C. has shared voting and shared dispositive power with respect to 2,134,427 shares of common stock. The business address of Coghill Capital Management, L.L.C. is One North Wacker Drive, Suite 4350, Chicago, IL 60606.

(6) Based on a Schedule 13G filed with the SEC on February 10, 2005, Vanguard Explorer Fund has sole voting and shared dispositive power with respect to 1,825,023 shares of common stock. The business address of Vanguard Explorer Fund is 100 Vanguard Blvd., Malvern, PA 19355.

(7) Based on a Schedule 13G filed with the SEC on February 14, 2005, S.A.C. Capital Advisors, LLC has shared voting and shared dispositive power with respect to 1,811,657 shares of common stock beneficially owned by S.A.C. Capital Associates, LLC. The business address of S.A.C. Capital Advisors, LLC is 72 Cummings Point Road, Stamford, Connecticut 06902.

(8) Based on a Schedule 13G filed with the SEC on February 14, 2005, indicating beneficial ownership through shared voting and dispositive power over shares of common stock held by Granite Capital, L.P. (with respect to 1,134,550 shares), Granite Capital II, L.P. (with respect to 59,450 shares), Granum Value Fund (with respect to 381,500 shares), Granite Capital, L.L.C. (with respect to 1,230,500 shares), Granum Capital Management, L.L.C. (with respect to 381,500 shares), Lewis M. Eisenberg (with respect to 1,612,000 shares), and Walter F. Harrison, III (with respect to 1,612,000 shares). The business address for these beneficial owners is 126 East 56th Street, 25th Floor, New York, New York 10022.

(9) Represents 18,165 outstanding shares of common stock, and 64,182 shares of common stock issuable pursuant to exercisable options.

(10) Represents 1,200 outstanding shares of common stock, and 60,016 shares of common stock issuable pursuant to exercisable options.

(11) Represents 1,408 outstanding shares of common stock, and 58,192 shares of common stock issuable pursuant to exercisable options.

(12) Represents 6,208 shares of common stock held for Mr. Hall's account in Hollywood Media's 401(k) plan, and 60,046 shares of common stock issuable pursuant to exercisable options.

(13) Represents 1,134 shares of common stock held for Mr. Gomez's account in Hollywood Media's 401(k) plan, and 10,000 shares of common stock issuable pursuant to exercisable options.

(14) Represents an aggregate of 1,267,154 outstanding shares of common stock and 1,157,462 shares of common stock issuable pursuant to exercisable options and warrants.

     SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS. The following table sets forth information as of December 31, 2004, regarding compensation plans under which equity securities of Hollywood Media are authorized for issuance, aggregated by "Plan category" as indicated in the table:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                       AS OF DECEMBER 31, 2004
                                     --------------------------------------------------------------
                                       Number of                                     Number of
                                     securities to be    Weighted average     securities remaining
                                       issued upon       exercise price per   available for future
                                       exercise of           share of             issuance under
                                       outstanding          outstanding               equity
                                     options, warrants   options, warrants     compensation plans
                                       and rights           and rights                 (1)
                                     -----------------   ------------------   ---------------------
                                            (a)                 (b)                    (c)
                                     -----------------   ------------------   ---------------------
PLAN CATEGORY:
--------------
Equity compensation plans
approved by security holders             2,232,201            $ 4.50                1,739,304(2)
(2)

Equity compensation plans not
approved by security holders             3,120,865            $ 3.95                        _
(3)
                        Total            5,353,066            $ 4.19                1,739,304

----------
     (1) Excluding securities reflected in column "(a)".

     (2)  Hollywood  Media  has  four  shareholder-approved   equity
compensation plans: the 2004 Stock Incentive Plan, 2000 Stock Incentive Plan, 1993 Stock Option Plan, and the Directors Stock Option Plan. No additional grants of stock options may be made under the 1993 Stock Option Plan because the period for granting options under that plan expired in July 2003. In addition to stock options, each of the 2004 Stock Incentive Plan and the 2000 Stock Incentive Plan permits the granting of restricted stock awards and other forms of equity compensation and, as of December 31, 2004, the number of shares available for granting additional awards was 1,500,000 shares under the 2004 Stock Incentive Plan and 122,359 shares under the 2000 Stock Incentive Plan. Additional information about such plans and awards is provided in the Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media's 2004 Form 10-K delivered with this Proxy Statement.

     (3) Equity compensation not approved by security holders consists primarily of warrants or other equity purchase rights granted to non-employees of Hollywood Media in exchange for services. Additional information about such equity compensation is provided in the Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media's 2004 Form 10-K delivered with this Proxy Statement.

                                   THE MEETING
GENERAL

     This Proxy Statement is being furnished to holders of shares of common stock in connection with the solicitation of proxies by Hollywood Media's Board of Directors for use at the annual meeting of shareholders (the "Meeting") to be held at 2255 Glades Road, CONFERENCE ROOM 228W, Boca Raton, Florida 33431, on June 16, 2005, convening at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are anticipated to be first mailed to holders of common stock on or about May 9, 2005. Shareholders should review the information in this Proxy Statement together with Hollywood Media's Annual Report on Form 10-K for the year ended December 31, 2004 which accompanies this Proxy Statement. A list of shareholders entitled to vote at the Meeting will be available at Hollywood Media's principal executive offices, 2255 Glades Road, Boca Raton, Florida 33431, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any shareholder.

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Meeting, holders of shares of common stock will be requested to consider and vote upon (1) the election of six directors nominated by Hollywood Media's Board of Directors, as described in Proposal 1 below, and (2) such other business as properly may be presented at the Meeting or any adjournments or postponements thereof.

HOLLYWOOD MEDIA'S BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF, THE ELECTION OF THESE NOMINEES TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA.

RECORD DATE; QUORUM; VOTING AT THE MEETING

     Hollywood Media's Board of Directors has fixed April 22, 2005 as the Record Date. Accordingly, only holders of record of shares of common stock at the Record Date will be entitled to notice of and to vote at the Meeting. At the Record Date, there were 31,615,303 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on the Record Date is entitled to cast one vote per share in respect of the proposals presented for the vote of such holders, either in person or by proxy, at the Meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. If less than a majority of the outstanding shares entitled to vote is represented at the Meeting, a majority of the shares so represented may adjourn the Meeting to another date, time or place.

     Nominees for director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of common stock present in person or by proxy at the Meeting and entitled to vote on the election of directors. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter, unless the matter is one for which a greater vote is required by law or Hollywood Media's Articles of Incorporation or Bylaws. Prior to the Meeting, Hollywood Media will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of common stock represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. The inspector(s) will rely on the proxy tabulation and voting reports of American Stock Transfer & Trust Company, which has been engaged to receive and tabulate proxies for the Meeting.

     Abstentions will be considered as shares of common stock present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast "for" or

"against" any given matter. Abstentions will not have the same effect as a vote against the election of any director.

     A broker or nominee holding shares of common stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the matters addressed at the Meeting. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting. However, for purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director or against any other proposal.

PROXIES

     This Proxy Statement is being furnished to holders of common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Hollywood Media for use at the Meeting.

     Shares of common stock represented by proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein. Shares of common stock represented by proxies for which no instruction is provided will be voted "for" the election of the nominees in this Proxy Statement to the Board of Directors of Hollywood Media. To ensure that their shares are voted, holders of common stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided. Any holder of common stock who so desires may revoke such holder's proxy prior to the time it is exercised by (1) providing written notice to such effect to the Secretary of Hollywood Media at our principal executive offices, (2) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy and properly submitting it prior to the time the initial proxy is exercised or (3) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy.

     If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     If any other matters properly are presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     If any beneficial owner of common stock holds such stock in "street name" and wishes to vote his or its stock at the Meeting, such owner must obtain from the relevant nominee holding common stock a properly executed "legal proxy" identifying the beneficial owner as a holder of common stock, authorizing the beneficial owner to act on behalf of the nominee-record owner at the Meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

     Hollywood Media will pay the costs of soliciting proxies from the holders of common stock, including the cost of printing, assembling and mailing this Proxy Statement. In addition to solicitation by mail, directors, officers and employees of Hollywood Media may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of Hollywood Media will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of common stock held of record by such custodians, nominees and fiduciaries, and Hollywood Media will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

     Hollywood Media has engaged a proxy solicitation firm, W.F. Doring & Co., to assist in soliciting proxies for the Meeting. The cost of such services is estimated to be less than $5,000.

CONDUCT OF THE MEETING

     The Chairman presiding at the meeting has broad authority to conduct the annual meeting in an orderly and timely manner. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, we cannot assure that every shareholder who wishes to speak on an item of business will be able to do so.

CONTACT INFORMATION; COMMUNICATIONS TO THE BOARD

If you have questions or need more information about the annual meeting, write to:

     Secretary
     Hollywood Media Corp.
     2255 Glades Road, Suite 221A
     Boca Raton, Florida 33431

     or call our Investor Relations Department at (561) 998-8000.

     Interested parties who wish to communicate to Hollywood Media's Board of Directors or to any particular director may address correspondence to the Board or a director in care of Hollywood Media Corp. at the address given above. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Audit, Compensation, Nominating, or Stock Option Committee, or to the entire Board.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

SIZE OF BOARD; MAJORITY OF INDEPENDENT DIRECTORS

     The number of directors constituting Hollywood Media's Board of Directors is determined from to time by the Board within the limits of Hollywood Media's Articles of Incorporation and Bylaws. The Board has authority to increase the size of the Board, and to appoint additional directors or allow shareholders to elect directors to fill the resulting vacancies, to hold office until the next shareholders' meeting at which directors are elected. The current size of the Board of Directors is five directors, however, the Board has approved an increase in the number of directors to six, effective as of the date of the upcoming 2005 Annual Meeting, June 16, 2005, and the Board has nominated a candidate, Ira A. Rosenberg, to be elected by shareholders to fill that vacancy at the 2005 Annual Meeting as further described below. The Board believes that a majority of the current members of the Board are independent directors of Hollywood Media as defined under the Securities Exchange Act of 1934 and rules thereunder and under the listing rules of the Nasdaq Stock Market, and that Mr. Rosenberg would constitute an independent director if he were elected at the Meeting.

NOMINEES AND MEMBERS OF THE BOARD OF DIRECTORS

     At the Meeting, six directors will be elected by the shareholders to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Upon the recommendation of the Nominating Committee of the Board, the Board of Directors has nominated each of the nominees named below for election as a director at the Meeting. Five of the six nominees are the current members of Hollywood Media's Board of Directors as indicated in the table below. The accompanying form of proxy, when properly executed and returned to Hollywood Media, will be voted FOR the election as directors of the six nominees named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. In the event, however, that any nominee should become unable or unwilling to serve as a director, the proxies may be voted for the election of such person or persons as may be designated by the Board of Directors. The following table sets forth certain information concerning each nominee as of the Record Date.

           NAME             AGE                    POSITION
------------------------   -----    -----------------------------------------
Mitchell Rubenstein         51      Chairman of the Board and Chief Executive
                                    Officer

Laurie S. Silvers           53      Vice Chairman of the Board, President and
                                    Secretary

Harry T. Hoffman            77      Director

Robert E. McAllan           58      Director

Deborah J. Simon            48      Director

Ira A. Rosenberg            51      Nominee

----------

     MITCHELL RUBENSTEIN is a founder of Hollywood Media and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a founder of the Sci-Fi Channel, a cable television network that was acquired from Mr. Rubenstein and Laurie Silvers by USA Network in March 1992. Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law (LL.M.) from New York University School of Law in 1979. He currently serves on the NYU Tax Law Advisory Board and is a member of the Founders Society, New York University, and is a member of the University of Virginia School of Law Business Advisory Council. He is also Chairman of the Board of Advisors of the Freeman Center for Jewish Life at Duke University. Together with Ms. Silvers, Mr. Rubenstein was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.

     LAURIE S. SILVERS is a founder of Hollywood Media and has served as its Vice-Chairman, President and Secretary since its inception in January 1993. Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers serves on the Board of Trustees of the University of Miami, the Board of Directors of the Economic Council of Palm Beach County, Florida, and the International Board of Governors of the Children's World Blood Bank.

     HARRY T. HOFFMAN has served as a director of Hollywood Media since July 1993. From 1979 to 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., then a leading national retailer of books, magazines and related items. From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler.

     ROBERT E. MCALLAN has served as a director of Hollywood Media since December 2001. Mr. McAllan is currently CEO of Press Communications, LLC, which owns and operates broadcast properties, and also currently serves as Chairman of the New Jersey Broadcasters Association. Mr. McAllan has been in the commercial radio industry since 1964. Mr. McAllan began his career as a News Director/Operations Manager at WADB FM where he won a national news award from United Press International. Thereafter, Mr. McAllan became a talk show host for the New Jersey Press' radio stations WJLK AM/FM, and through a series of rapid promotions Mr. McAllan became the president of Press Broadcasting Company, the broadcast division of The New Jersey Press and expanded the company by acquiring several television stations and radio acquisitions. At the time that New Jersey Press' newspapers were acquired by Gannett, Mr. McAllan led a group of key Press executives who acquired the broadcast division of the New Jersey Press. Mr. McAllan has also held myriad directorships and officer positions for several companies and associations, including but not limited to, The Asbury Park Press, Inc., which owned the second largest newspaper in New Jersey, New Jersey Press Incorporated, a diversified media company which operated major daily newspapers, television stations, radio stations and online media, the Florida Association of Broadcasters, Chairman of the National/New Jersey Class A Broadcasters Association, Chairman of the National Independent Television Committee, and Co-Chairman of the Coalition for Media Diversity.

     DEBORAH J. SIMON has served as a director of Hollywood Media since November 1995. Ms. Simon held the position of Senior Vice President of Simon Property Group, a company that owns, develops and manages regional malls and other retail real estate and is listed on the New York Stock Exchange, from 1991 to 1996, and she currently serves as the Chairperson of the Simon Youth Foundation. Ms. Simon also serves on the Advisory Board for The Children's Museum of Indianapolis, on the Board of Trustees for the Indianapolis Museum of Art and on the Board of Regents for Mercersburg Academy. She also has been an independent producer, with several television credits to her name.

     See "Certain Relationships and Related Transactions" for a description of the rights of Tekno Simon LLC to nominate one individual to serve as a director of Hollywood Media.

     IRA A. ROSENBERG has been nominated for election to Hollywood Media's Board of Directors. Mr. Rosenberg is a transactional lawyer and Chair of the Life Sciences Practice Group of Sills Cummis Epstein & Gross P.C., a law firm with offices in New Jersey and New York. Mr. Rosenberg specializes in merger and acquisition/securities transactions and has over 20 years experience representing private and public companies in complex business matters. He received a J.D. degree from New York University School of Law in 1978, and a B.S. degree from Boston University in 1975.

THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA.

BOARD ATTENDANCE AT ANNUAL MEETING

     Hollywood Media's policy regarding attendance of its Board of Directors at Annual Meetings is that each director is invited to attend. The Chairman or Vice Chairman of the Board usually presides over the meeting. Four directors (or 80% of our Board) attended the 2004 Annual Meeting held in December 2004.

MEETINGS OF THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA

     During the year ended December 31, 2004, Hollywood Media's Board of Directors acted on thirteen occasions, three times by meeting and ten times by unanimous written consent. During 2004, all incumbent directors other than Ms. Simon attended at least seventy-five percent (75%) of the combined total meetings of the Board of Directors and the committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA; INDEPENDENT DIRECTORS

     The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nominating Committee, and believes that each member of these Committees is an independent director as defined under the Securities Exchange Act of 1934 and rules thereunder and under the listing rules of the Nasdaq Stock Market. The Board may establish other committees from time to time.

     AUDIT COMMITTEE.

     The Board of Directors has established an Audit Committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The current members of the Audit Committee are Harry T. Hoffman, Robert E. McAllan and Deborah J. Simon. The Board has previously determined that the Audit Committee meets the prior and continuing Nasdaq listing requirement that at least one member of the Audit Committee has such experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. We currently do not have a designated "Audit Committee Financial Expert" (as defined in Item 401 of SEC Regulation S-K rules) on our audit committee; however, we are continuing efforts in seeking an acceptable candidate to be such a financial expert on our Audit Committee and we are considering potential candidates.

     The Audit Committee assists the Board in connection with its responsibility for oversight of the financial reporting process, pursuant to the Charter of the Audit Committee adopted by Hollywood Media's Board of Directors. The Audit Committee's activities address various matters including items relating to (i) the selection and engagement of Hollywood Media's independent registered public accounting firm and approval of services provided, and (ii) the review and discussion, with management and the independent registered public accounting firm, of Hollywood Media's financial statements, which are prepared by Hollywood Media's management, and the results of the independent registered public accounting firm's review and assessment activities. See "Audit Matters" below, for additional information relating to auditing of Hollywood Media's financial statements, including the Audit Committee's report on its activities regarding Hollywood Media's financial statements for the 2004 fiscal year. During 2004 the Audit Committee acted on ten occasions, fives times by meeting and five times by unanimous written consent.

     COMPENSATION COMMITTEE. Harry T. Hoffman and Deborah J. Simon are the current members of our Compensation Committee. The Board currently contemplates appointing Ira A. Rosenberg as an additional member of the Compensation Committee following his election at the Meeting. The Compensation Committee's responsibilities include recommending, reviewing, and approving salary and other compensation of Hollywood Media's executive officers. The Report of the Compensation Committee on Executive Compensation is included under "Executive Compensation" below. The

Compensation Committee took action on five occasions during 2004, once by meeting and four times by unanimous written consent.

     STOCK OPTION COMMITTEE. Harry T. Hoffman and Robert E. McAllan are the current members of our Stock Option Committee. The Stock Option Committee administers Hollywood Media's stock incentive plans, and is authorized, subject to the provisions of the plans, to establish such rules and regulations as it deems necessary for the proper administration of the plans and to make such determinations and interpretations and take such action in connection with the plans and benefits granted thereunder as it deems necessary or advisable. The Stock Option Committee took action once during 2004, by unanimous written consent.

     NOMINATING COMMITTEE. The current members of the Nominating Committee are Harry T. Hoffman and Deborah J. Simon. The Nominating Committee took action once during 2004, by unanimous written consent. The Nominating Committee's charter is available to shareholders on Hollywood Media's internet website, under the caption "Corporate Governance" at http://www.hollywood.com/about_us/. Hollywood Media's internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement. As provided under its charter, the Nominating Committee's authority and responsibilities include evaluating and recommending persons for election or appointment to the Board, as further described below.

DIRECTOR NOMINATION PROCESS

     When seeking candidates for election to the Board, Hollywood Media desires to identify and nominate candidates of integrity and sound ethical character, who have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of major aspects of Hollywood Media's businesses, and are willing to devote time to service on the Board. Hollywood Media also requires that the members of its Board of Directors have qualifications that satisfy applicable SEC and Nasdaq Stock Market requirements, including the requirement that a majority of directors be independent in accordance with applicable rules.

     In selecting candidates to be nominated for election at an annual meeting of Hollywood Media's shareholders, the Nominating Committee considers incumbent directors whose terms expire at the meeting desire for qualifications to continue their service on the Board. Hollywood Media is of the view that the continuing service of qualified incumbents promotes stability and continuity on the Board, giving Hollywood Media the benefit of the familiarity, knowledge and insight into its affairs that its directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body. Accordingly, it is the general policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes will continue to be able to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board.

     If a new candidate is to be sought for election to the Board, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management. The Committee may also engage a search firm to assist in identifying qualified candidates. The Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account the information obtained concerning the candidate, the qualifications for Board membership established by the Committee and/or the Board, the existing composition and mix of talent and expertise on the Board, and other factors that it deems relevant. In conducting its review and evaluation, the Nominating Committee may solicit the views of management and other members of the Board, and may in its discretion conduct interviews of potential nominees. In the case of candidates recommended by shareholders, the Committee may also consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. Mr. Ira A. Rosenberg is one of the nominees named in this Proxy Statement for election at the Meeting, and his nomination was recommended to the Nominating Committee by Hollywood Media's Chairman of the Board.

     Recommendations from shareholders of director candidates for election at Hollywood Media's 2006 annual meeting of shareholders, properly submitted in writing, will be referred to the Nominating Committee for consideration. The Nominating Committee will consider such recommendations on a case-by-case basis depending on various factors which may include, among other things, whether a vacancy on the Board exists at the time the recommendation is made and other factors referenced herein.

     All recommendations from shareholders must include the name, biographical data and qualifications of the candidate; identification of the shareholder or group of shareholders making the recommendation; and a description of any relationships between the recommending shareholder or shareholders and the candidate. The recommendation must also be accompanied by the consent of the candidate to be nominated if selected for nomination, to serve as a director if elected, and to be contacted by the Nominating Committee if the Committee decides in its discretion to do so, and such consent must be in proper form under applicable SEC rules. Submissions recommending candidates for election at an annual meeting of shareholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. If the date of the next annual meeting of shareholders changes more than 30 days from the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made a reasonable time before Hollywood Media begins to print and mail its proxy statement for the annual meeting. Recommendations should be submitted to:
Nominating Committee, c/o Laurie S. Silvers, Secretary, Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Hollywood Media's directors, executive officers, and persons who own more than 10% of Hollywood Media's outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish Hollywood Media with copies of all such reports they file.

     To Hollywood Media's knowledge, based solely on a review of the copies of such reports furnished to Hollywood Media or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 2004 have been complied with.

CODE OF ETHICS

Hollywood Media has adopted a Code of Professional Conduct that applies all of its officers, directors and employees. This Code of Professional Conduct is available for viewing on our internet website at http://www.hollywood.com/about_us/ under the caption "Corporate Governance". Hollywood Media's internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each executive officer of Hollywood Media as of the Record Date.

       NAME          AGE                 POSITION
-------------------  ---   -------------------------------------------
Mitchell Rubenstein   51   Chairman of the Board and Chief Executive
                           Officer

Laurie S. Silvers     53   Vice Chairman of the Board, President and
                           Secretary

Nicholas G. Hall      50   Chief Operating Officer

Scott A. Gomez        29   Vice President of Finance and Accounting

     Hollywood Media's executive officers are elected by the Board of Directors and serve at the discretion of the Board, subject to the terms and conditions of each officer's employment agreement with Hollywood Media, if any. See "Election of Directors - Nominees and Members of the Board of Directors" above for biographical information for Mitchell Rubenstein and Laurie S. Silvers.

     NICHOLAS G. HALL joined Hollywood Media in August 2000 as Chief Operating Officer, and is currently concentrating on activities relating to ongoing assessment and development of Hollywood Media's internal controls over financial reporting, including working with Hollywood Media's consultants and management personnel regarding the internal controls assessment and reporting requirements of the Sarbanes-Oxley Act of 2002. With over 25 years of experience in financial and operational management, Mr. Hall was formerly Vice President and Chief Financial Officer of The Hair Club For Men from 1997 to 2000, where he was instrumental in the company achieving its goal of profitability. Prior to this, from 1994 to 1997 Mr. Hall was Vice President and Chief Financial Officer of Allders International USA, Inc., the U.S. division of the second largest duty-free retailer in the world. Mr. Hall is a graduate of the Institute of Chartered Secretaries and Administrators in London, England.

     SCOTT A. GOMEZ joined Hollywood Media in April 2003 as Vice President of Finance and Accounting. Mr. Gomez is responsible for accounting, financial and tax matters for Hollywood Media and its subsidiaries, including cash management, preparation of financial statements, and SEC reporting. Prior to joining Hollywood Media, Mr. Gomez was a Senior Accountant for Klein & Barreto, P.A., a public accounting firm, from July of 2001 to April of 2003. During his tenure with Klein & Barreto, Mr. Gomez worked closely with Hollywood Media on various matters including taxes. Previously, Mr. Gomez was a Senior Auditor with Arthur Andersen LLP, then a public accounting firm, and held other prior positions with such firm, during the period from August of 1999 to July of 2001. Mr. Gomez graduated from the University of Florida with a Masters of Accounting degree and he is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation of the Named Executive Officers for 2004, 2003 and 2002.

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                              ANNUAL COMPENSATION                              AWARDS
                                  ----------------------------------------------    -----------------------------
                                                                       OTHER         RESTRICTED        SHARES
           NAME AND                                                    ANNUAL          STOCK          UNDERLYING     ALL OTHER
       PRINCIPAL POSITION                                           COMPENSATION      AWARDS         OPTIONS/SARS   COMPENSATION
                                  YEAR   SALARY ($)    BONUS ($)       ($) (1)         ($)               (#)            ($)
-------------------------------   ----   ----------    ---------    ------------    -------------   -------------   ------------
Mitchell Rubenstein,              2004    405,409      200,000(2)           -       1,292,000(3)             -            6,581(4)
Chief Executive Officer           2003    347,155       25,000              -         150,000(5)       350,000            3,063(4)
                                  2002    286,213       25,000          1,025               -                -            3,750(4)

Laurie S. Silvers                 2004    354,725      200,000(2)           -       1,292,000(3)             -            6,581(4)
President                         2003    322,155       25,000              -         150,000(5)       350,000            3,063(4)
                                  2002    286,213       25,000          1,025               -                -            3,750(4)

Nicholas G. Hall,                 2004    169,846            -              -               -                -            5,869(4)
Chief Operating Officer           2003    135,000       30,000              -               -                -            3,375(4)
                                  2002    135,000       30,000              -               -                -            3,313(4)

Scott Gomez                       2004    149,971            -              -               -                -            5,500(4)
Vice  President  of Finance and   2003     78,317            -              -               -           20,000                -
Accounting (6)

--------------
(1) As permitted under Item 402 of Regulation S-K, perquisites and other personal benefits less than the applicable reporting threshold have been excluded. Such amounts may be excluded under the rule if the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2)  Bonus granted in April 2005.

(3) Represents the value, based on the $3.23 closing market price per share of Hollywood Media's common stock as of the August 20, 2004 grant date, of 400,000 shares of restricted common stock granted to the named officer. The shares vest over four years at the rate of 25,000 shares (or 6.25%) per calendar quarter, commencing with the first vesting on October 1, 2004. As of December 31, 2004, the unvested portion of such shares (375,000 shares) had an aggregate market value of $1,818,750, based on the $4.85 closing market price per share as of that date.

(4) Represents the value, based on the closing market price per share as of the last day of the applicable year, of shares of common stock issued as matching contributions under Hollywood Media's 401(k) plan for such year.

(5) Represents the value, based on the $1.20 closing market price per share of Hollywood Media's common stock as of the July 1, 2003 grant date, of 125,000 shares of restricted common stock granted to the named officer in connection with the officer's agreement to extend his or her employment agreement. The shares vested at the rate of 25% per calendar quarter following the grant date.

(6) Mr. Gomez was appointed as our Vice President of Finance and Accounting as of April 2003.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS.

     EMPLOYMENT AGREEMENTS WITH CHIEF EXECUTIVE OFFICER AND PRESIDENT. In 1998, Hollywood Media extended its employment agreements with each of Mitchell Rubenstein, to serve as Chairman and Chief Executive Officer, and Laurie S. Silvers, to serve as Vice Chairman and President, for an additional five-year term expiring July 1, 2003. During 2003, these agreements were amended and extended for one year through June 30, 2004. During 2004, these agreements were amended and extended through December 31, 2004. As of December 1, 2004, the terms of both agreements were automatically extended through December 31, 2005 under the annual renewal provisions of the agreements.

     The terms of each of the employment agreements are automatically extended for successive one-year terms unless Hollywood Media or the executive officer gives written notice to the other at least 30 days prior to the then-scheduled expiration date. Each of the employment agreements provides for an annual salary (subject to automatic cost-of-living increases based on changes in the consumer price index), an annual bonus in an amount determined by the Board of Directors in its discretion, and an automobile allowance of $650 per month. Pursuant to the 2003 amendments, the agreements provide for annual salaries commencing July 1, 2003 of $400,000 for Mr. Rubenstein and $350,000 for Ms. Silvers. After giving effect to cost-of-living adjustments made in 2004, the current annual salary rates are $410,800 for Mr. Rubenstein and $359,450 for Ms. Silvers.

     The respective employment agreements provide that each executive will continue to receive his or her salary until the expiration of the term of the employment agreement if his or her employment is terminated by Hollywood Media for any reason other than death, disability or Cause (as defined in the employment agreements), or for a period of 12 months after termination of the employment agreement as a result of the executive's disability, and that the executive's estate will receive a lump sum payment equal to one year's base salary plus a pro rata portion of any bonus to which the executive is entitled upon termination of the employment agreement by reason of the executive's death.

     The term "Cause" is defined in the employment agreements to mean (a) the executive officer's act or omission which constitutes a willful and material breach of such executive officer's employment agreement which is not cured within 30 days after such executive officer's receipt of notice of such breach,
(b) the executive officer's fraud, embezzlement or misappropriation of Hollywood Media's assets or property, or (c) the executive officer's conviction for a criminal act that is a felony. A termination by Hollywood Media of one of such executive officer's employment without Cause will constitute a termination without Cause of the other such executive officer for purposes of the employment agreements.

     Under the employment agreements as currently amended, if a Change of Control (as defined below) occurs, the employment agreements provide for the continued employment of the executive officers until the earlier of two years following the Change of Control or the then-scheduled expiration date of the term of employment. In addition, following a Change in Control, if the executive officer's employment is terminated by Hollywood Media during the term of the agreement or terminated by the executive officer within sixty days following the Change in Control, such executive officer will receive a lump sum cash payment equal to three times the executive officer's then-existing base salary and most recent annual bonus.

     Under the employment agreements as currently amended, the term "Change of Control" is defined to mean (a) any person's or group's acquisition of 20% or more of the combined voting power of Hollywood Media's outstanding securities (other than as a result of an issuance of securities initiated by Hollywood Media, or open market purchases approved by the Board of Directors of Hollywood Media, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made), (b) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of Hollywood Media prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction, or (c) the sale or transfer of Hollywood Media its entirety or all or substantially all of its assets through any structure or form of transaction, including, but not limited to, a direct or indirect acquisition, merger, consolidation, restructuring, liquidation or any similar or related transaction.

     In connection with and pursuant to the terms of the 2003 amendments, the Chief Executive Officer and the President were each granted as of July 1, 2003
(i) stock options to purchase 350,000 shares of the Hollywood Media's common stock at an exercise price equal to the closing market price of the common stock on the date of grant ($1.20 per share), which options were granted under Hollywood Media's shareholder-approved stock option plan, and (ii) 125,000 shares of restricted stock, issued under Hollywood Media's shareholder-approved 2000 Stock Incentive Plan. The stock options and the shares of restricted stock vest at the rate of twenty-five percent per quarter over the one-year period following the date of grant, subject to accelerated vesting upon certain events including a Change of Control, and the options have a five-year term.

     The 2003 amendments provide for Hollywood Media to make certain payments to Mr. Rubenstein and Ms. Silvers in the event that Hollywood Media or its subsidiaries or affiliates enters into agreements to carry Hollywood.com Television with (a) two additional Multiple System Operators ("MSOs") that are among the largest eight MSOs (excluding Cox Communications and Cablevision Systems Corp.), or (b) with Comcast Corporation. These conditions were subsequently satisfied in which case the amendments provide that each such executive officer shall be entitled to payments equivalent to five percent of the net income (as determined in accordance with GAAP) generated operationally by each of the Hollywood.com Television and Hollywood.com divisions of Hollywood Media and, if Hollywood.com Television and/or Hollywood.com were to be sold by Hollywood Media, the executive can elect to receive five percent of the net sale proceeds generated from the sale of such division(s) in lieu of the net income payments continuing after the sale. The employment agreements provide that these payment rights, once earned during the employment term, survive termination or expiration, for any reason, of the executive's employment with Hollywood Media.

     In connection with and pursuant to the terms of the 2004 amendments to these agreements, the Chief Executive Officer and the President were each granted 400,000 shares of restricted stock, issued under Hollywood Media's shareholder-approved 2000 Stock Incentive Plan, which shares vest at the rate of 25,000 shares (or 6.25%) per calendar quarter, commencing with the first 25,000 shares vesting on October 1, 2004, subject to accelerated vesting upon certain events including a Change of Control or in the event that the executive's employment is terminated without cause.

     AGREEMENT WITH VICE PRESIDENT OF FINANCE AND ACCOUNTING. In connection with Hollywood Media's appointment of Scott Gomez as Vice President of Finance and Accounting in April 2003, such appointment was confirmed in an agreement providing for the grant of a stock option to purchase 20,000 shares of common stock under Hollywood Media's shareholder-approved stock option plan, and a severance payment if terminated without cause within two years equal to the lesser of twelve months' salary or his salary for the balance of such two-year period. The option has an exercise price equal to the closing market price of the common stock on the date of grant ($0.88 per share), and it vests at the rate of twenty-five percent per year and has a five-year term, subject to potential accelerated vesting in the event of a change in control or sale of Hollywood Media under the conditions specified in the stock option plan. The agreement specified his initial $112,000 annual salary which was subsequently changed by discretionary increases to his current $150,000 annual base salary.

     OPTION GRANTS IN LAST FISCAL YEAR. During 2004, no stock options were granted to any Named Executive Officers.

     STOCK OPTION EXERCISES DURING 2004 AND STOCK OPTIONS HELD AT END OF 2004. The following table provides the specified information regarding stock option exercises during 2004 by the Named Executive Officers, and indicates the total number and value of exercisable and unexercisable stock options held by each Named Executive Officer as of December 31, 2004.

          STOCK OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUE

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                        NUMBER OF                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                         SHARES                 OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END (1)
                      ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                   EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------   -----------   --------   -----------   -------------   -----------   -------------
Mitchell Rubenstein     269,000     $852,730     343,302              -       $   371,890            -

Laurie S. Silvers             -           -      612,302              -       $ 1,326,840            -

Nicholas G. Hall              -           -       60,046         10,000       $     4,289            -

Scott Gomez                   -           -       10,000         10,000       $    39,700     $ 39,700

--------------------
     (1) In accordance with the rules requiring this table, the "values" are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options.

     COMPENSATION OF DIRECTORS. Directors of Hollywood Media who are neither employees nor consultants ("non-employee directors") are compensated at the rate of $2,500 for each meeting of the Board of Directors attended in person and $500 for each meeting of the Board attended by telephone, and all directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.

     Hollywood Media's shareholder-approved Directors Stock Option Plan (the "Directors Plan") provides for automatic grants of stock options to each non-employee director, as follows: (1) an initial grant of an option to purchase 15,000 shares of common stock at the time such person first becomes appointed to the Board, and (2) an annual grant of an option to purchase 15,000 shares of common stock on the date of each annual meeting of Hollywood Media's shareholders at which the director is reelected. The exercise price per share of any option granted under the Directors Plan is the "Fair Market Value" per share of common stock (based on the prevailing stock market price per share of common stock, as defined in the Directors Plan) on the date the option is granted.

     A total of 300,000 shares of common stock have been reserved for issuance upon exercise of options granted under the Directors Plan. Options granted under the Directors Plan become exercisable six months after the date of grant and expire ten years after the date of grant, subject to earlier termination upon certain conditions as provided in the plan. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan. No grants may be made under the Directors Plan after July 1, 2008 unless the plan is extended.

     During 2004, the following grants of stock options were made to non-employee directors under the Directors Plan:

                                          NUMBER OF
 NAME OF                                   SHARES
 NON-EMPLOYEE                             SUBJECT         EXERCISE                        EXPIRATION
 DIRECTOR                                TO OPTIONS        PRICE         GRANT DATE          DATE
-----------------------------------     -------------    ----------    --------------    -------------
 Harry T. Hoffman                          15,000        $     4.50      12/16/2004        12/16/2014

 Robert E. McAllan                         15,000        $     4.50      12/16/2004        12/16/2014

 Deborah J. Simon                          15,000        $     4.50      12/16/2004        12/16/2014

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The current members of the Compensation Committee are Harry T. Hoffman and Deborah J. Simon. See "Certain Relationships and Related Transactions" for a description of certain matters relating to such Compensation Committee members and/or their affiliates.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Under the rules established by the Securities and Exchange Commission, Hollywood Media is required to provide a report explaining certain aspects regarding compensation of Hollywood Media's executive officers (including the Named Executive Officers) during the 2004 fiscal year. The report of Hollywood Media's Compensation Committee is set forth below.

Executive Compensation Objectives and Elements.

     The Compensation Committee is responsible for approving, determining and making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses, and stock options and other equity awards. Hollywood Media's executive compensation program, whose principal components consist of salary, bonus, and stock options (and other stock incentive awards), is designed to achieve the following policies and objectives:
(a) providing competitive base pay to attract, retain and motivate qualified management; (b) delivering performance-based bonuses when results, individual initiative and accomplishments warrant; (c) generate returns to shareholders over the long term; and (d) aligning management compensation with the achievement of Hollywood Media's goals and performance. In approving executive officer compensation, the Compensation Committee generally reviews and considers, among other factors, each executive's scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), contributions to Hollywood Media's achievement of goals and performance, compensation levels at comparable companies and historical compensation levels, and recommendations from Hollywood Media's management. However, in making compensation decisions or recommendations the Compensation Committee does not generally apply any specific (formulaic) relationship between objective measures of corporate performance (such as stock price or financial results) to executive compensation, although the Compensation Committee may from time to time approve compensation arrangements or plans containing a quantitative formula for calculating a bonus or other aspects of compensation, as may be contained in the terms of an employment agreement or other compensation plan, award or arrangement. See "Chief Executive Officer Compensation" below, for a discussion of the Compensation Committee's bases for the Chief Executive Officer's compensation reported for the last completed fiscal year.

Executive Officer Salaries.

     During 2004, the Named Executive Officers having employment agreements with Hollywood Media (Mitchell Rubenstein, Laurie S. Silvers, and Scott Gomez) received salaries as provided in their respective employment agreements, except that Scott Gomez, the Vice President of Finance and Accounting, received a discretionary increase in his base salary in 2004 from $135,000 per year to $150,000 per year in recognition of his performance and other compensation factors considered by the Compensation Committee. See "Executive Compensation - Employment Agreements" in this Proxy Statement above for a description of Hollywood Media's employment agreements with such Named Executive Officers. Salaries not determined by preexisting agreement are generally approved by the Compensation Committee based on the factors and considerations described above.

Stock Option Grants.

     Hollywood Media believes that long-term equity compensation is an integral part of Hollywood Media's executive compensation program and serves to provide important incentive to its executives. As such, generally it is Hollywood Media's practice to set option exercise prices for executive officers at not less than 100% of the fair market value of the common stock on the date of the grant. Thus, the options have no monetary benefit to the executives unless the market price of our common stock increases above the exercise price.

Cash Bonuses.

     In addition to compensation through base salaries and stock option grants, the Compensation Committee has the authority to issue cash bonus awards. Bonus awards vary depending on the Compensation Committee's review and consideration of the factors noted above including the executive officer's contribution to Hollywood Media's achievement of its goals.

Chief Executive Officer Compensation.

     The 2004 salary for the Company's Chief Executive Officer, Mitchell Rubenstein, was paid pursuant to and in accordance with Mr. Rubenstein's employment agreement with Hollywood Media under the terms then in effect. In addition, the discretionary restricted stock grants approved and issued during 2004 to Mr. Rubenstein and to the Company's President, Laurie Silvers, and the subsequent discretionary cash bonuses approved and paid to such executive officers in April 2005, as indicated in the compensation tables and disclosures above in this Proxy Statement, were made by the Compensation Committee based on the Committee's consideration of the general compensation factors noted above with respect to such officers and including the achievements noted below. Such considerations included the Committee's favorable and in large part subjective evaluation of various performance achievements of Hollywood Media including those listed below which in the Committee's view were substantially facilitated by such officers' skilled strategy and initiative, involvement, judgement, decisions, team building and oversight. We note, however, that in approving such discretionary stock grants and bonuses the Compensation Committee did not apply any specific quantitative relationship between objective measures of corporate performance (such as stock price or financial results) and such compensation. Such achievements include the following (we note that some of these achievements were completed and/or continued after approval of the restricted stock grants earlier in 2004 and were considered in connection with the April 2005 cash bonuses): (1) substantial increases in the market price of Hollywood Media's common stock during 2003 and 2004; (2) Hollywood Media's private placement completed in February 2004 generating net cash proceeds of approximately $15.1 million, as well as increases in institutional ownership; (3) consummation of the acquisition of Studio Systems, Inc. in 2004; (4) the signing over the past several months of a total of approximately $1 million in new data business on an annualized basis, anticipated to generate relatively high-margin revenue for Hollywood Media commencing in 2005; (5) successful redesign and launch of the Broadway.com website, resulting in substantial increases in ticket sales and hotel room sales; and (6) MovieTickets.com's acquisition of AOL's MovieFone theater chain agreements, which has increased MovieTickets.com's business.

Policy on Deductibility of Compensation.

     Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deduction to public companies for annual compensation in excess of $1 million paid to an executive who is the chief executive officer or who is one of its other four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable upon attainment of pre-established, objective performance goals under a plan approved by stockholders (stock options often qualify for such exclusion). It is the policy of Hollywood Media's management and the Compensation Committee to consider potential adverse impact of Section 162(m) on Hollywood Media in connection with structuring executive compensation and, to the extent deemed appropriate, take steps to limit such adverse impact, while at the same time preserving the objective of providing compensation including incentive or equity-based awards as deemed appropriate by the Committee. The Compensation Committee intends to continue to coordinate with management in evaluating the applicability and implications of Section 162(m) to Hollywood Media's compensation programs and arrangements, but also intends to retain the flexibility necessary to provide cash and other compensation consistent with Hollywood Media's compensation objectives.

                                           Respectfully,

                                           Members of the Compensation Committee

                                           Harry T. Hoffman
                                           Deborah J. Simon

PERFORMANCE GRAPH

     The following graph compares, for the five-year period from December 31, 1999 to December 31, 2004, the cumulative total shareholder return on our common stock with:

o    The Nasdaq Stock Market Index; and

o    The Standard & Poor's Media Industry Index

     The graph assumes that $100 was invested on December 31, 1999 in our common stock and in each of the referenced indexes. The stock price performance reflected in the following graph is historical and not necessarily indicative of future stock price performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG HOLLYWOOD MEDIA CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                       AND THE S & P MEDIA INDUSTRY INDEX

        [PERFORMANCE GRAPH IS A LINE GRAPH DISPLAYING THE FOLLOWING DATA]

                                       Cumulative Total Return
                           12/31/99 12/31/00 12/31/01 12/31/02 12/31/03 12/31/04

HOLLYWOOD MEDIA CORP.       100.00    20.39    34.68     5.26    14.00    25.53
NASDAQ STOCK MARKET (U.S.)  100.00    59.19    44.90    25.97    37.93    40.26
S & P MEDIA INDUSTRY        100.00    68.93    64.53    45.38    56.89    55.60





*Assumes $100 invested on 12/31/1999, including reinvestment of dividends, through 12/31/2004.

                                  AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

     The primary responsibility of the Audit Committee is to assist with oversight of Hollywood Media's financial reporting process on behalf of the Board of Directors. Hollywood Media's management is responsible for Hollywood Media's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Hollywood Media's independent registered public accounting firm is responsible for auditing Hollywood Media's financial statements and expressing an opinion, based on the audit, as to the conformity of those audited financial statements with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies on information provided to us by Hollywood Media's management and the independent registered public accounting firm, including representations of management and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with generally accepted accounting principles. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that Hollywood Media's financial statements are presented in accordance with generally accepted accounting principles or that the audit of Hollywood Media's financial statements has been carried out in accordance with generally accepted auditing standards.

     The Audit Committee meets with Hollywood Media's independent registered public accounting firm and management to discuss the overall scope and plans for the audit, and to discuss the results of the independent registered public accounting firm's examinations and their evaluations of Hollywood Media's internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed Hollywood Media's audited financial statements for the year ended December 31, 2004 with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. This included a discussion of the independent registered public accounting firm's judgments as to the quality, not just the acceptability, of Hollywood Media's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent registered public accounting firm the auditors' independence from management and Hollywood Media, including the matters covered by the written disclosures and letter provided by the independent registered public accounting firm. The Audit Committee has also considered whether the provision of non-audit services provided by the independent registered public accounting firm, if any, is compatible with maintaining the independent registered public accounting firm's independence.

     Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that Hollywood Media's audited financial statements be included in Hollywood Media's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

                                           Respectfully,

                                           Members of the Audit Committee

                                           Harry T. Hoffman
                                           Robert E. McAllan
                                           Deborah J. Simon

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES AND SERVICES

     The following is a description of the fees billed to Hollywood Media by its independent registered public accounting firm, Ernst & Young LLP ("Ernst"), for the years ended December 31, 2003 and 2004 for various services indicated.

Type of Fees            2003        2004
------------------   ----------  -----------
Audit Fees           $ 315,000   $ 1,420,878
Audit-Related Fees          --            --
Tax Fees                    --            --
All Other Fees              --   $       812
                     ---------   -----------
Total                $ 315,000   $ 1,421,690

     The fee types referenced in the above table, are defined as follows:

          "AUDIT FEES" are aggregate fees billed by Hollywood Media's principal auditing firm for professional services for the audit of Hollywood Media's consolidated financial statements included in its Form 10-K and review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

          "AUDIT-RELATED FEES" are fees billed by Hollywood Media's principal auditing firm for assurance and related services that are reasonably related to the performance of the audit or review of Hollywood Media's financial statements. Such services include principally services associated with reports related to regulatory filings, and general accounting and reporting advice.

          "TAX FEES" are fees billed by Hollywood Media's principal auditing firm for professional services for tax compliance, tax advice, and tax planning.

          "ALL OTHER FEES" are fees billed by Hollywood Media's principal auditing firm for any services not included in the forgoing fee categories. The referenced fees of $812 were billed by an affiliate of Ernst located in Germany relating to questions regarding the trustee for several of Hollywood Media's Internet domain names in Germany.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     SEC rules require that audit services and permitted non-audit services provided by our principal auditing firm be pre-approved by our Audit Committee. Such rules permit such pre-approval to be given through explicit approval by the Audit Committee on a case-by-case basis, or pursuant to pre-approval policies and procedures as may be established by the Audit Committee from time to time.

     As previously reported, the Audit Committee adopted pre-approval policies approving certain services provided during the period including December 2003 through December 2004, to the extent not already covered by explicit approvals, not to exceed $100,000 per engagement or $250,000 in the aggregate. The potential services under such pre-approval policies included (i) services relating to mergers, acquisitions, dispositions, equity or debt financings and other transactions (which may include addressing questions about structuring, effects on financial statements, accounting and SEC reporting, preparation of comfort letters, diligence, and financial review or audit services), (ii) tax services including but not limited to services relating to tax compliance and filing preparations, tax advice or tax planning,

(iii) assistance with compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations (the "S-O Act") regarding internal controls and related matters (but excluding any services or activities by Ernst not permissible under the S-O Act), (iv) employee benefit plan audits, and (v) other requested reviews and procedures on matters not required by laws or regulations. The percentage of the aggregate "Audit-Related Fees," "Tax Fees" and "All Other Fees" during 2004 which were approved by the Audit Committee under Rule 2-01(c)(7)(i)(C) of Regulation S-X was one hundred percent of such fees ($812).

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; ATTENDANCE AT MEETING

     The firm of Ernst & Young LLP served as Hollywood Media's independent registered public accounting firm for the fiscal years ended December 31, 2002, 2003 and 2004, and the shareholders of Hollywood Media ratified the selection of Ernst & Young LLP for such engagements other than 2003 (because shareholders did not vote on the 2003 audit engagement, as the accounting firm had not yet been selected at the date of the proxy statement for the 2003 annual meeting of shareholders). As of the date of this Proxy Statement, Hollywood Media has not yet approved nor entered into any agreement for the engagement of the independent registered public accounting firm to conduct the audit of the 2005 fiscal year, as such discussions with Ernst & Young LLP and the details of any such proposed engagement have not been completed.

     One or more representatives of Ernst & Young LLP are expected to be present at the 2005 Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONVERTIBLE DEBENTURES

     On May 22, 2002, Hollywood Media issued an aggregate of $5.7 million in principal amount of 6% Senior Convertible Debentures Due May 2005 (the "Debentures") to a group of investors, including existing shareholders of the company, upon payment of an aggregate $5.7 million cash investment from such investors. The outstanding Debentures are convertible at the option of the investors at any time through the maturity date into shares of common stock of Hollywood Media. Prior to conversion, the Debentures bear interest at 6% per annum, payable quarterly in cash or common stock. Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice Chairman and President of Hollywood Media, participated in the financing with a $500,000 cash investment.

     During August and September of 2004, $4.7 million principal amount of the Debentures was converted into shares of Hollywood Media's common stock at a conversion price of $3.05 per share, including the $500,000 Debenture held by Mr. Rubenstein and Ms. Silvers which was converted into 163,935 shares of common stock, a $1,000,000 Debenture held by Federated Kaufmann Fund which was converted into 327,869 shares of common stock, and a $3,000,000 Debenture held by Leonardo, L.P. which was converted into 983,607 shares of common stock. Prior to such conversions, the prevailing conversion price was $3.30 per share, which was reduced to $3.05 per share pursuant to Hollywood Media's negotiations and agreements with the converting investors to convert the Debentures. Additional shares of common stock were issued in connection with such conversions in payment of accrued interest on the converted Debentures in accordance with their terms. Following such conversions, the remaining $1.0 million Debenture still outstanding was amended to extend the maturity date to May 22, 2006 and to remove restrictive covenants, and the conversion price of the Debenture was reduced from $3.30 per share to $3.20 per share.

     In connection with the original offering of the Debentures in May 2002, the investors also then received warrants to purchase at any time through May 22, 2007 an aggregate of 576,590 shares of Hollywood Media's common stock at an exercise price of $3.78 per share. The exercise price was reduced to $3.34 per share in February 2004 due to price adjustments under the warrant terms resulting from Hollywood Media's private placement in February 2004. Mr. Rubenstein and Ms. Silvers hold a portion of such warrants, exerciseable to purchase 50,578 shares of common stock. The Debentures and warrants contain customary anti-dilution provisions.

LINE OF CREDIT AND CERTAIN ARRANGEMENTS WITH CHIEF EXECUTIVE OFFICER AND
PRESIDENT

     LINE OF CREDIT. Pursuant to a line of credit agreement established in March 2002, as amended, Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice Chairman and President of Hollywood Media, committed to lend funds to Hollywood Media at the prime rate plus one percent, subject to certain conditions and limitations, which commitment expired in January 2004. During 2003, the outstanding principal balance of such loan increased from $0 as of January 1, 2003 to $700,000, which balance has been repaid in full together with aggregate interest of $20,999.50. Up to $500,000 of such balance was collateralized by Broadway Ticketing inventory.

     Pursuant to an agreement dated March 28, 2005, in the event that Hollywood Media requires additional funding, Hollywood Media's Chairman of the Board and Chief Executive Officer and Hollywood Media's Vice Chairman and President have committed to provide Hollywood Media with an amount not to exceed $5.0 million through January 1, 2006, if needed to enable Hollywood Media to meet its operating, liquidity and/or working capital requirements; provided, however, that the commitment would be reduced dollar for dollar to the extent Hollywood Media generated cash from debt or equity financings, operational cash flow, proceeds from a sale of a division or subsidiary of Hollywood Media, Hollywood Media's share of debt, equity or similar transactions by its equity investees or cash distributions received from MovieTickets.com. Advances, if any, will bear interest at the prime rate plus one percent.

     PERFORMANCE BONDS FOR BROADWAY TICKETING DIVISION. During 2003, Hollywood Media's Chief Executive Officer and President made a personal guarantee to a surety bond company as a condition for such surety to issue certain surety bonds required by ticketing companies doing business with Hollywood Media's Broadway Ticketing Division. Hollywood Media has agreed to indemnify its Chief Executive Officer and President for any costs and expenses they may incur in connection with such arrangements.

RELATIONSHIPS WITH MOVIETICKETS.COM

     Hollywood Media is party to a joint venture agreement pursuant to which MovieTickets.com, Inc. was formed and is operated. MovieTickets.com is an online movie ticketing service owned by a private joint venture initially formed in 2000 by Hollywood Media and several major movie exhibitor chains. Hollywood Media owns 26.2% of the outstanding common stock of MovieTickets.com and shares in 26.2% of the income or losses generated by the joint venture. The Chief Executive Officer and Chairman of the Board of Directors of Hollywood Media, Mr. Mitchell Rubenstein, also serves as Co-Chairman and Co-President of MovieTickets.com. Mr. Rubenstein is not compensated by MovieTickets.com for his services to MovieTickets.com.

     Hollywood Media performs services for MovieTickets.com including development, hosting and maintenance of MovieTickets.com's website, as well as billing, payroll and other related services. Hollywood Media's expenses in providing such services are submitted to MovieTickets.com for reimbursement. During 2004, the amount of such expenses that Hollywood Media submitted for payment was $324,294, and Hollywood Media's outstanding receivables for such expenses were $92,776 at December 31, 2004. Pursuant to the joint venture agreement, Hollywood Media sells online ads for MovieTickets.com on a non-exclusive basis and earns a commission from MovieTickets.com on ad sales generated by Hollywood Media. MovieTickets.com's net revenues collected by Hollywood Media (less commissions earned by Hollywood Media) are delivered to MovieTickets.com. Hollywood Media recorded $977,653 as its commission on MovieTickets.com ad sales for the 2004 fiscal year.
1
FAMILY RELATIONSHIP

Scott Gomez was appointed as an executive officer of Hollywood Media in April 2003. Hollywood Media has employed his father since December 2000 in information systems and business development positions, not as an executive officer, with 2004 compensation of $193,154 and current annual salary of $200,000.

INVESTMENTS BY AFFILIATE OF THE SIMON PROPERTY GROUP; RIGHT TO DESIGNATE BOARD NOMINEE

     Pursuant to a 1995 stock purchase agreement with Tekno Simon, an affiliate of the Simon Property Group, and its Co-Chairman, Melvin Simon, Tekno Simon purchased shares of Hollywood Media's Series A Preferred Stock, Series B Preferred Stock and common stock. In May 1999, Tekno Simon converted all of the Series A and Series B Preferred Stock into 300,631 shares of common stock. Pursuant to such Stock Purchase Agreement, Tekno Simon has the right to designate one nominee to Hollywood Media's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of common stock issued upon conversion of the Series A Preferred Stock, and (ii) the shares of common stock purchased by Tekno Simon in 1995. Certain shareholders of Hollywood Media, including Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg, have agreed to vote their shares of common stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

     SHAREOWNER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

     Any shareholder proposal sought to be included in Hollywood Media's proxy materials for the 2006 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Hollywood Media no later than December 31, 2005 (or a reasonable time before Hollywood Media begins to print and mail its proxy materials for the 2006 annual meeting, in the event that the date of the 2006 annual meeting changes more than 30 days from the date of the 2005 annual meeting). Proposals should be addressed to:
Secretary, Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431. Such proposals also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Hollywood Media's proxy materials, and may be omitted if not in compliance with applicable requirements.

     The proposal must be received at the company's principal executive offices not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting.

     OTHER SHAREOWNER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2006 annual meeting, SEC rules may permit management to vote proxies in its discretion if:
(1) we receive notice of the proposal no later than March 25, 2006 (or a reasonable time before Hollywood Media mails its proxy materials for the 2006 annual meeting, in the event that the date of the 2006 annual meeting changes more than 30 days from the date of the 2005 annual meeting), and we advise shareowners in the 2006 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) we do not receive notice of the proposal prior to the time required as described in the foregoing clause
(1). Notices of intention to present proposals at the 2006 annual meeting should be addressed to: Secretary, Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of Hollywood Media does not intend to present, and Hollywood Media has not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

                                  ANNUAL REPORT

     A copy of Hollywood Media's Annual Report on Form 10-K (excluding exhibits, and also excluding the reports on internal controls for Item 9A to be filed by amendment) as filed with the SEC for the fiscal year ended December 31, 2004 accompanies these proxy materials. Copies of exhibits and any amendment(s) to the Form 10-K will be furnished on request and, as to exhibits, upon the payment of Hollywood Media's expenses in furnishing requested exhibits. Any request for exhibits or amendment(s) should be addressed to: Investor Relations Department, Hollywood Media Corp., 2255 Glades Road, Boca Raton, Florida 33431, telephone number (561) 998-8000.

                                           By Order of the Board of Directors

                                           Laurie S. Silvers
                                           President and Secretary

Boca Raton, Florida
April 29, 2005

                              HOLLYWOOD MEDIA CORP.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA CORP.

     The undersigned, a shareholder of HOLLYWOOD MEDIA CORP., a Florida corporation, hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Hollywood Media Corp. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hollywood Media Corp. to be held at 2255 Glades Road, Boca Raton Florida 33431, on June 16, 2005 at 10:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified and, in their discretion, on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES APPOINTED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS OF
                              HOLLYWOOD MEDIA CORP.

                                  June 16, 2005

 Please date, sign and mail your proxy card in the envelope provided as soon as possible.Please detach along the perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------
     The Board of Directors unanimously recommends a vote FOR the election of all director nominees listed in PROPOSAL NO. 1.

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   ELECTION OF DIRECTORS:

     [ ] FOR ALL NOMINEES                          NOMINEES:
                                                          Mitchell Rubenstein
     [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES              Laurie S. Silvers
                                                          Harry T. Hoffman
     [ ] FOR ALL EXCEPT (see instructions below)          Robert E. McAllan
                                                          Deborah J. Simon
                                                          Ira A. Rosenberg

     INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the name of the nominee(s) on the lines below.
     ___________________________________
     ___________________________________
     ___________________________________

2. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for Hollywood Media's 2005 Annual Meeting, and (2) Hollywood Media's 2004 Annual Report on Form 10-K.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box below and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder _______  Date: _______, 2005

Signature of Shareholder _______  Date: _______, 2005

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.